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                                                                   Exhibit 10.29

                            STANDARD LEASE AGREEMENT

                               NNN - MULTI-TENANT

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described below in Section 1.2 for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.       BASIC LEASE PROVISIONS.

         1.1 PARTIES. This Lease, dated for reference purposes only February 02, 2000 is made by and between South San Jose, LLC. (hereinafter "Landlord") and MCMS, an Idaho corporation (hereinafter, "Tenant").

         1.2 PREMISES. Those premises commonly known as 83 Great Oaks Blvd., San Jose, CA 95110, deemed to be approximately 15,608 square feet, more or less, as defined in Paragraph 2 and as shown in Exhibit "A" attached hereto and made a part hereof (hereinafter the "Premises").

         1.3 BUILDING. Commonly described as being located at 81-85 Great Oaks Blvd., in the City of San Jose, County of Santa Clara, State of California, as more particularly shown in Exhibit "A" attached hereto and made a part hereof. Tenant acknowledges that the sole purpose of any floor plan provided herein is to identify the location of the Premises in the Building. Landlord makes no representation or warranty in the attached floor plan as to the usable or rentable square footage of the Premises.

         1.4 USE. General office, manufacturing and warehouse use for the design, assembly, testing and distribution of electronic manufacturing products and services, and related legal uses subject to Paragraph 7.

         1.5 TERM. Seven (7) years, commencing on March 1, 2000 or upon substantial completion of Landlord's work, as set forth in Exhibit "C", whichever is sooner (hereinafter "Commencement Date") and ending seven (7) years thereafter (Termination Date).

         1.6 BASE RENT. Twenty-one Thousand Seventy-one Dollars ($21,071) per month, payable on the first (1st) day of each month subject to Paragraph 4 below.

         1.7 BASE RENT INCREASE. On March 01,2001 the monthly Base Rent payable under Paragraph 1.6 above all be increased by 4% and 4% annually thereafter. All monthly rent has been rounded to the nearest dollar in the following Rent
Schedule:

                  RENT SCHEDULE.        Year One:        02/01/00 - 01/31/01        $21,071 p/mo.
                                        Year Two:        02/01/01 - 01/31/02        $21,914 p/mo.
                                        Year Three:      02/01/02 - 01/31/03        $22,791 p/mo.
                                        Year Four:       02/01/03 - 01/31/04        $23,703 p/mo.
                                        Year Five:       02/01/04 - 01/31/05        $24,651 p/mo.
                                        Year Six:        02/01/05 - 01/31/06        $25,637 p/mo.
                                        Year Seven:      02/01/06 - 01/31/07        $26,662 p/mo.

         1.8 RENT PAID UPON EXECUTION. Upon execution of this Lease, Tenant shall pay the sum of Twenty-one Thousand Seventy-one Dollars ($21,071) for the first month's rent.

         1.9 SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall pay to Landlord the sum of Twenty-six Thousand Six hundred and sixty two Dollars ($26,662) as a security deposit, as defined in Paragraph 5 below.

         1.10 TENANT'S SHARE OF OPERATING EXPENSES. Thirty-eight & eighty-six one-hundredth percent (38.86%) of the Project as defined in Paragraphs 2.1 and
4.2 below.

         1.11 TENANT'S SHARE OF REAL PROPERTY TAXES. Seventy-seven and seventy-three one-hundredth percent (77.73%) of the Premises and the adjacent premises, which constitutes fifty percent (50%) of the Project.

         1.12 PARKING. Tenant shall have the exclusive use of sixty (60)-parking spaces.

         1.13 ADDITIONAL LEASE PROVISIONS. Subject to the terms of Section 3.5 below, Tenant shall have one option to renew the term of this lease for an additional five (5) year period (the "Extended Term"). Base Rent during the first year of the Extended Term shall be the then fair market rent, with Base Rent increasing annually on each anniversary of the Extended Term by an amount equal to four percent (4%) of the amount payable in the immediately preceding year of the Extended Term.

         1.14 WORK OF IMPROVEMENT. Any obligations of the Landlord and Tenant to perform work and supply material and labor to prepare the Premises for occupancy shall be set forth in detail in Exhibit "C": attached hereto and made part hereof. Landlord and Tenant shall expend all funds and do all acts required of them in Exhibit "C" and shall have the work performed promptly and diligently in a first-class workmanlike manner.

2.       PREMISES, PARKING, COMMON AREAS, WORK OF IMPROVEMENT:

         2.1 PREMISES. The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in Paragraph 1.3. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas (defined below) and the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Project". The Project is more particularly described in Exhibit "B" attached hereto.

         2.2 VEHICLE PARKING. Tenant shall be entitled to the exclusive use of reserved and unassigned parking spaces the number of which is specified in Paragraph 1.12 above, on those portions of the Common Area designed by Landlord for parking. Tenant shall not use more parking spaces than the number specified. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles". Tenant shall not at any time park to permit the parking of Tenant's vehicles, trucks, oversized Vehicles, or the vehicles, trucks or Oversized Vehicles of Tenant's employees, invitees, suppliers, or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle (Permitted Size or otherwise) on any portion of the Common Area, including designated parking areas, unattended for any period longer than twenty-four (24) hours. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow
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away the vehicle involved and charge the cost to Tenant, which cost shall be immediately paid by Tenant to Landlord upon demand from Landlord.

      2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and the other tenants and other authorized users of the Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalk, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

      2.4 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area or to construct or install any improvements in the Common Area. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, the Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable by Tenant to Landlord upon demand by Landlord.

      2.5 COMMON AREAS - RULES AND REGULATIONS/CC&R's. Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto, Tenant agrees to abide by and conform to all such rules and regulations, as well as any private conditions, covenants, and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, and to cause its employees, suppliers, shippers, customers and invitees, to abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants or authorized users of the Project except, to the extent the same infringes on Tenant's right to quietly enjoy the premises, Landlord shall take commercially reasonable actions to enforce such rules and regulations. Any failure by Tenant or its agents, employees or representatives to observe and comply with the rules and regulations established by Landlord with respect to the Common Areas shall be a default by Tenant hereunder. Tenant agrees to comply with all terms and conditions of the Covenants, Conditions and Restrictions applicable to the Premises, as the same may be modified from time to time. A copy of the current Covenants, Conditions and Restrictions are attached hereto as Exhibit "D".

      2.6 COMMON AREAS - CHANGES. Landlord shall have the right at Landlord's sole discretion, from time to time:

         (i) To make changes to the Common Areas, including, without limitation, changes in the location. size, shape and number of driveways entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways: (b) To close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available. (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas, (d) To add additional buildings and improvements to the Common Areas: (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof. (f) To close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of the rights of any person or public therein, and, (g) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgement, deem to be appropriate.

         Notwithstanding the foregoing, Lessor shall at all times provide the parking spaces required by applicable law and except as provided immediately below, in no event shall the number of parking spaces that Tenant is entitled to under Paragraph 2.2 be reduced. The preceding sentence to the contrary notwithstanding, in the event by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Project, or any other cause beyond Landlord's reasonable control. Landlord is required to have the right to proportionately reduce the number of Tenant's parking spaces and the non-exclusive parking spaces of the other tenants of the Building.

3.    TERM

      3.1 TERM. The term (the "Lease Term") and Commencement Date of this Lease shall be as specified in Paragraph 1.5 of the Basic Lease Provisions, unless terminated earlier pursuant to this Lease.

      3.2 DELAY IN COMMENCEMENT. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on said Commencement Date set forth in Paragraph LS of the Basic Lease Provisions, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Tenant, provided that if the delay in delivery of possession exceeds thirty (30) days, then the expiration date of the term of the Lease shall be extended by the period of time computed from the scheduled commencement date to the date possession is tendered. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay Base Rent and Additional Rent for such period at the initial monthly rates as set forth in this Lease. Notwithstanding the foregoing, Tenant shall be allowed to enter the Premises prior to the Commencement Date for the purpose of installing its furniture, fixtures and equipment, with no obligation to pay rent, as long as such entrance or installation does not interfere or delay Landlord's completion of Landlord's work in accordance with Exhibit "C" attached hereto.

      3.3 COMMENCEMENT AFTER CONSTRUCTION. If Landlord is obligated under Paragraph 1.14 of the Basic Lease Provisions and Exhibit C to perform construction or remodeling work, then possession shall not be deemed tendered and the term of this Lease shall not commence until the first to occur of the following:

      (a) The date on which all improvements to be constructed by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use: such work as Landlord is required to perform but which is delayed because of fault or neglect of Tenant, acts of Tenant or Tenant's agents (including, without limitation, delays caused by work done on the Premises by Tenant or Tenant's agents or by acts of
 Tenant's contractors or subcontractors) or delays caused by change orders requested by Tenant or required because of errors or omissions in plans submitted by Tenant and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do or,
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      (b) After a Certificate of Occupancy, or its equivalent, is granted by the proper governmental agency or, if no Certificate of Occupancy, or its equivalent, is issued by any local agency, then after notification by Landlord's architect or contractor that Landlord's construction work has been completed; or

      (c) Upon the occupancy of the Premises by any or Tenant's operating personnel.

      3.4 If the term commences on a date other than as set forth in Paragraph
1.5 of the Basic Lease Provisions above, then Landlord and Tenant shall execute a written acknowledgment stating the date of commencement

      3.5 OPTION(S) TO EXTEND TERM. Tenant is given the option(s) to extend the term of this Lease on all of the same terms and conditions contained herein, except for Base Rent, for the period set forth in paragraph 1.13, above. The option(s) to extend and renew this Lease must be exercised, if at all, by notice in writing (the "option notice") given to Landlord at least one hundred twenty
(120) days, but not more than two hundred forty (240) days, before the expiration of the initial term- provided, however, that if Tenant is in default on the date of giving the option notice, the option notice shall, at Landlord's election, be totally ineffective, or if Tenant is in default on the date the extended term is to commence at Landlord's election, the extended term shall not commence and this Lease shall expire at the end of the initial term.

         (a) The parties shall have sixty (60) days after Landlord receives the option notice in which to agree on minimum monthly rent during the first (1st) year of the extended term. If the parties agree on the minimum monthly rent for the first (1st) year of the extended term, they shall immediately execute an Amendment to this Lease stating the minimum monthly rent. If the parties are unable to agree on the minimum monthly rent for the first (1st) year of the extended term, then, within twenty (20) days after the expiration of that period each party at its cost and by giving notice to the other party shall appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in which the premises are located to appraise and set the minimum monthly rent for the first (1st) year of the "tended term". If a party does not appoint an appraiser within fifteen (15) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the minimum monthly rent for the first (1st) year of the extended term. If the two (2) appraisers are appointed by the parties as stated in this paragraph they shall meet promptly and attempt to set the minimum monthly rent for the first (1st) year of the extended term.

         If the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last day the two appraisers are given to set the minimum monthly rent. If they are unable to agree on the third appraiser either of the parties to this Lease by giving ten (10) days notice to the other party can apply to the then Presiding Judge of the Superior Court for the county in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraisees fee. The third appraiser however selected, shall be a person who has not previously acted in any capacity for either party.

         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the minimum monthly rent for the first
(1st) year of the extended term. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3) the resulting quotient shall be the minimum monthly rent for the premises during the first (1st) year of the extended term.

         In setting the minimum monthly rent, the appraiser or appraisers shall not consider the use to which the premises are restricted under this Lease and shall consider the highest and best use for the premises, without regard to the restrictions on use of the premises contained in this Lease.

         If, however, the low appraisal and/or the high appraisal are/is more than twenty percent (20%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2): the resulting quotient shall be the minimum monthly rent for the premises during the extended term. If both the low appraisal and the high appraisal are disregarded, as stated in this paragraph, the middle appraisal shall be the minimum monthly rent for the premises during the first (1st) year of the extended term.

      After the minimum monthly rent for the extended term has been set, the appraisers shall immediately notify the parties.

      (b) The Base Rent shall be adjusted at the commencement of the second
(2nd) year of the Extended Term, and each Lease year then after during the extended term (hereinafter referred to as the "adjustment date"), in the manner set forth in Paragraph 1.13 of this Lease.

      (c) Tenant shall have no other right to extend the term beyond the extended term(s) provided herein.

      (d) Tenant's fights to extend this Lease are personal to Tenant and any assignee, sublessee or successor shall have no right to exercise this option unless specifically agreed to in writing by Landlord.

4.    RENT

      4.1 BASE MONTHLY RENT. Tenant shall pay to Landlord as base monthly rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum as defined in Paragraphs 1.6 and 1.7 of the Basic Lease Provisions (the "Base Rent"). If the Commencement Date is not the first day of a month, or if the Lease expiration or termination date is not the last day of a month, a prorated monthly installment shall he paid at the then current rate for the fractional month during which the Lease commences and/or terminates.

      Concurrently with Tenant's execution of this Lease. Tenant shall pay to Landlord in the form of a Cashier's Check or Certified Check the sum as defined in Paragraph 1.8 or the Basic Lease Provisions as Base Rent for the period defined in Paragraph 1.8 of the Basic Lease Provisions.

      4.2 ADDITIONAL RENT. Commencing on the date set forth in Section 1.5 of the Basic Lease Provisions above, and continuing throughout the Lease Term, Tenant pay as additional rent Tenant's Share (as defined in Section 4.5(a)) of
(i) Operating Expenses as required by Section 4.5, 8.1 and 9.2 and as defined in Paragraph 4.5 below, (ii) Real Property Taxes as required by Section 6. 1, and,
(iii) the cost of any insurance premiums for property insurance, pursuant to
Section 13.2. All Operating Expenses, real property taxes, insurance costs, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the term of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Base Rent, and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of the Base Rent.

      4.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent, Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be
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extremely difficult to ascertain. Such costs include, but are not limited to, processing, accounting charges and late payment fees which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within four (4) days after such amount shall be due, Tenant shall pay to Landlord as Additional Rent a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Basc Monthly Rent or Additional Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to make such payment when due. In the event any payment of Base Monthly Rent or Additional Rent is not received by Landlord by the thirtieth (30th) day after the due date for such payment or installment, such payment or installment shall bear interest at the Permitted Rate, as defined in Paragraph 20.17 below, commencing on the thirty-first (31st) day after the due date for such payment or installment and continuing until the same is paid.

      4.4 RETURNED CHECK FEE. A twenty-five dollar ($25.00) charge will be paid by Tenant as Additional Rent to Landlord for each check returned unpaid by the bank and Tenant shall replace the payment with a Cashier's Check or Certified Check. If Tenant has two (2) or more checks returned for insufficient funds at any time during its tenancy, Landlord, at its option, may request all payments, current and future, be made by Cashier's Check or Certified Check.

      4.5 OPERATING EXPENSES. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

      (a) "Tenant's Share" is defined, for purposes of this Lease, as the respective percentages set forth in Paragraph 1.10 of the Basic Lease Provisions, which percentages have been determined by dividing the approximate square footage of the Premises by the total approximate square footage available for lease of both the space contained within the Building and all buildings located in the Project. Tenant's Share used in calculating Tenant's Share of any Operating Expense shall be determined by the specific charge and its relationship to the Building versus the Project, which determination shall be made by Landlord in its reasonable discretion. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximate, which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises, or a change in the space available for lease in the Project.

      (b) "Operating Expenses" as defined, for purposes of this Lease, shall include all costs and expenses incurred by Landlord in connection with the ownership and operating of the Project, including but not limited to the following:

          (i) The operating, repair, maintenance, and replacement in neat, clean, good order and condition of the following:

               (aa) the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, electric rooms, elevators, fences and gates;

               (bb) Common Area signage (i.e., address, directional, Project identity and tenant directories),

               (cc) tire detection systems, including sprinkler systems; and,

               (dd) security services, if provided.

          (ii) The cost of water, gas, electricity and other utilities to serve the Common Areas or which are not separately metered to the Premises;

          (iii) trash disposal services;

          (iv) Real Property Taxes as provided in Paragraph 6.1;

          (v) property insurance premiums as provided in Paragraph 13.2;

          (vi) the cost of liability insurance carried by Landlord with respect to the Common Areas;

          (vii) any deductible portion of an insured loss concerning the Project or any portion thereto;

         (viii) the cost of any capital improvements made to the Building or Project by Landlord and, subject to the terms of Paragraph 9.3 (b) below, the cost of any capital improvements that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, which costs, in each case shall be amortized over the estimated useful life of such improvements, as Landlord shall reasonably determine with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. For purposes of this Lease, capital improvements are defined as improvements to the Building or Project with a cost in excess of five thousand dollars ($5,000.00), and with a useful life expectancy in excess of one (1) year;

          (ix) fees for licenses and permits required for the operation of the Building & Common Areas and Project;

          (x) the reasonable cost of contesting the validity or applicability of property tax assessments, which may affect Operating Expenses;

          (xi) the repair, maintenance or patching but not replacement, of the roof membrane of the Building unless such repair, maintenance or patching constitutes a capital improvement as defined herein;

          (xii) any other services to be provided by Landlord that are stated elsewhere in this Lease to be an operating expense; and

          (xiii) an administrative fee payable to Landlord and/or its property manager in an amount equal to five percent (5%) of the sum of the total Operating Expenses.

      (c) Notwithstanding the foregoing, Operating Expenses shall not include the costs and expenses incurred by Landlord in connection with: (i) the operation of the business or ownership of the entity which constitutes "Landlord," as distinguished from the costs of Building operations, including, but not limited to, costs of partnership accounting and legal matters relating solely to such entity, cost of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building and/or Common Areas and the costs of any disputes between Landlord and its employees: (ii) Landlord's or Landlord's Managing Agent's general corporate overhead and general administrative expenses and (iii) Landlord's gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, and other business taxes and assessments, Franchise, gift and transfer taxes.

      (d) The inclusion of the improvements, facilities and services set forth in Paragraph 4.5(b) shall not be deemed to impose an obligation by Landlord to either have said improvements or facilities or to provide those services. Without limiting the generality of the foregoing, nothing contained in Paragraph 4.5(b) or elsewhere in this Lease shall create or imply an obligation or duty on the part of Landlord to provide any security services or protection for the Premises, the Building, Common Area and/or the Project.

      (c) Tenant's share of Operating Expenses shall be payable by Tenant within thirty (30) days after a reasonably detailed statement or actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during the Lease Term herein, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expenses as aforesaid, Landlord shall provide Tenant with a reasonably detailed statement reconciling Tenant's Share of the actual Operating Expenses. Said detailed statement shall be provided on an annual basis, or, with respect to the final year of the lease, within thirty (30) days of the expiration of this Lease or Tenant's vacation of the Premises. If Tenant's payments under this Paragraph 4.5 (d) during the preceding year exceed Tenant's Share as indicated on said statement. Tenant shall be entitled to a refund of the amount of such overpayment within thirty (30) days after delivery by Landlord to Tenant of said statement. If Tenant's payments under this Paragraph during said preceding year were less than Tenant's Share, is indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement.

5. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum, as defined in Paragraph 1.9 of the Basic Lease Provisions outlined above, in the form of a Cashier's Check or Certified Check payable to Landlord. Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof, including any extension or renewal of the term. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, additional rent and any of the monetary sums due herewith, Landlord may use, apply or retain all or any part of this security deposit for the payment of Base Rent. Additional Rent or any other amount which Landlord may spend or become obligated to spend by reason of Tenants default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenants default, including, but not limited to, any damages or deficiency in the re-letting of the demised Premises or other reentry by Landlord. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully comply with all the term, covenants and conditions of this Lease, any part of the security deposit not used or retained by Landlord, or previously credited to Tenant, pursuant to the terms outlined, above shall be returned to Tenant (or, at Landlord's option, to THE LAST ASSIGNEE OF TENANTS INTEREST hereunder) at the expiration of the Lease Term and after delivery of exclusive possession of the demised Premises to Landlord. If at any time the Base Rent is increased, the security deposit shall be increased to an amount equal to no less than the Base Rent then in effect. In the event of termination of Landlord's interest in the Lease, Landlord shall transfer said deposit to Landlord's successor in interest whereupon Landlord shall be automatically released of all liability for return of such deposit or the accounting therefore.

      Tenant hereby agrees not to look to the mortgages or Lenders, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease.

      Tenant covenants that it shall not assign or encumber the security deposit given to Landlord pursuant to this Lease. Neither Landlord, its successors or assigns shall be bound by any such assignment or encumbrance or any attempted assignment or encumbrance.

6.    TAXATION.

      6.1 PAYMENT OF REAL PROPERTY TAXES AS ADDITIONAL RENT. Tenant shall pay, as Additional Rent, Tenant's Share of Real Property Taxes (as defined below) of all Real Property Taxes levied against the Premises and the adjacent premises, which constitutes approximately fifty percent (50%) of the Project, during the term of this Lease. Such payment shall be made by Tenant to Landlord within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such Real Property Taxes. Tenant's liability for Real Property Taxes shall be prorated to reflect the commencement and termination dates of this Lease. Tenant's Share of Real Property Taxes is defined, for purposes of this Lease, as the respective percentage set forth in Paragraph 1.11 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage available for lease in the assessed parcels in which the Premises are a part which constitutes approximately fifty percent (50%) of the Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximate, which Landlord and Tenant agree am reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises, or a change in the space available for lease in the assessed parcels.

      6.2 DEFINITION OF "REAL PROPERTY TAX". For the purpose of this Lease, "Real Property Taxes" means and includes all taxes, assessments (including, but not limited to assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value use or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges and all other governmental impositions, fees and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, similar or dissimilar to any of the foregoing which at any time during the Lease Term shall be applicable to the Premises, the Building and/or the Project, or assessed, levied or imposed upon the Premises, the Building and/or the Project, or become due and payable and a lien or charge upon the Premises, the Building and/or the Project, or become due and payable and a lien or charge upon the Premises, the Building and/or the Project, or any part thereof under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all taxes, charges or assessments imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy; provided, however, that Environmental surcharges shall not include and Tenant shall not be responsible for, taxes, charges, assessments or penalties with respect to the Premises, the Building and/or the Parcel if the same are imposed due to environmental conditions existing prior to Tenant's occupancy of the Premises. The term "Real Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord or assessments, taxes, penalties or charges arising or incurred prior to the commencement of the Lease other than pro-rated portions thereof attributable to periods after the Commencement Date.

      6.3    PERSONAL PROPERTY TAXES.

      (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade, fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

      (b) If any of Tenant's personal property shall be assessed with Landlords real property, Tenant shall pay to Landlord, the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

      6.4 OTHER TAXES. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises, any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

      7. USE.

      7.1 USE. The Premises shall be used and occupied by Tenant only for the purpose as set forth in Paragraph 1.4 of the Basic Lease Provisions above and for no other purpose whatsoever.

      7.2 SUITABILITY. If the Premises are completed as of the date of execution hereof, then Tenant, by execution of this Lease, shall be deemed to have accepted the Premises in the condition existing as of the date of execution and in any event this Lease shall be subject to all applicable zoning ordinances, and to any municipal, county and state laws and regulations governing and regulating the use of the Premises, and further to have accepted tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation, warranty, estimation or promise of any kind as to the suitability of the Premises for the conduct of Tenant's business, the condition of the building or Premises or the use or occupancy which may be made thereof, Tenant hereby warrants to Landlord that Tenant (i) has made its own investigation and examination of all the relevant data relating to or affecting the Premises; (ii) is relying solely on its own judgment in entering into this Lease; and, Notwithstanding the foregoing, Landlord represents that, to the best of its knowledge, the sites compliance with environmental laws and that: (i) the roof, exterior walls and foundation are free of defects; (ii) the fire and life safety systems are in full compliance with all applicable laws; (iii) the Premises are in compliance with the Americans with Disabilities Act; (iv) the Premises comply with all applicable code requirements for "primary path of travel to the Premises" to the extent required for a Certificate of Occupancy,
(v) the power, lighting and plumbing are, as of the execution of this Lease, in good working order; (vi) the Building does not contain any asbestos containing materials or lead paint.

      7.3 USES PROHIBITED.

      (a) Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises (unless Tenant shall pay any increased premium as a result of such use or acts) or cause the cancelation of any insurance policy covering said Premises or any building of which the Premises may be a part, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

      (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of any building of which the Premises may be a part or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and Tenant shall keep the Premises in a clean, attractive condition, free of any objectionable noises, odors, dust or debris.

      (c) Tenant shall not use the Premises or permit anything to be in or about the Premises which will in any way conflict with or violate any law, statute, zoning restriction, ordinance, governmental rule, regulation, requirements now in force or which may hereafter be enacted or promulgated. Unless otherwise contemplated herein, Tenant shall, at its sole cost and expense, promptly comply with all law, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, whether applicable due to Tenant's particular use of the Premises, applicable to business uses in general, or otherwise. Tenant shall also comply, at its sole cost, with the provisons of all recorded documents affecting the Premises insofaras the same relate to or affect the condition, use or occupancy of the Premises. Tenant shall obtain, prior to taking possession of the Premises, any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation, recorded document, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Unless otherwise contemplated herein, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, expense, cost, damage, attorney's fees, penalties or liability arising out of the failure of Tenant or Tenant's agents or employees to comply with any applicable law, statute, ordinance, rule, regulation, order, requirement or recorded document.

      (d) Tenant shall not store, park or operate any vehicles inside the Building, other than those operated by electricity.

8.    UTILITIES AND WASTE DISPOSAL

      8.1 UTILITIES. Tenant shall pay as Additional Rent prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, trash disposal, janitorial, landscaping and all other materials and utilities supplied to the Premises and all taxes and surcharges thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion of all charges which are jointly metered or maintained by Landlord as an Operating Expense, the determination to be made by Landlord, and payment shall be made by Tenant within thirty (30) days of receipt of a statement for such charges. The lack or shortage of any utilities or services described above due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rentals due hereunder, all without diminution, credit or deduction.

      8.2 WASTE DISPOSAL. Tenant shall store its waste either inside the Premises or in its own dumpsters located within outside trash enclosures. Tenant shall not store, place or maintain any garbage, trash, rubbish, other refuse or Tenant's personal property in any area of the Common Area or exterior of the Premises at any time. Tenant, at its sole expense, shall be responsible to maintain and keep the designated trash enclosures and Common Area free of garbage, trash, rubbish, other refuse or Tenant's personal property.

      8.3 NO LANDLORD REPRESENTATION REGARDING UTILITIES. Tenant acknowledges and agrees that Landlord has made no representation whatsoever regarding the availability or quality of any utility or other services to the Premises, the Building or the Project.

and Tenant agrees that Landlord shall not be liable in any manner whatsoever for any failure or interruption of any such services, whether such failure or interruption occurs due to acts or omissions of the service provider, Tenant, Landlord or any other party.

9.    MAINTENANCE AND REPAIRS, ALTERATIONS AND ADDITIONS

      9.1 LANDLORD'S OBLIGATIONS. Subject to the provisions of Section 14 and except for damage caused by a negligent or intentional act or negligent omission of Tenant and Tenant's agents, employees or invitees, Landlord, at Landlord's expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises. In addition, Landlord shall be responsible for maintaining, repairing and replacing the heating, air conditioning and ventilating equipment. The cost of such repairs shall constitute an Operating Expense and/or a capital expense under paragraph 4.5 above, and Tenant shall pay Tenant's Share of the cost thereof pursuant to paragraph 4.5 above. Landlord shall not, however, be obligated to paint such exterior, nor shall Landlord be required to maintain the interior surface of exterior walls, ceiling or doors, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Paragraph 9.1 until a reasonable time after receipt of written notice of the need for such repairs. Landlord shall maintain, repair or patch the roof membrane (as an Operating Expense), and Tenant shall pay Tenant's Share of the cost thereof, pursuant to Paragraph 4.5 above. Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and
Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from rent due hereunder) or, except as specifically provided in Paragraph 18.3, below, to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

      9.2 TENANT'S OBLIGATIONS.

      (a) Subject to the provisions of Sections 9.1 and 14, Tenant, at Tenant's expense, shall maintain in good order, condition and repair the Premises and every part thereof, regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Tenant, including, but not limited to floors, ceilings, windows, doors, skylights, interior walls, and the interior surfaces of the exterior walls, plumbing, telecommunications equipment and intrabuilding network cabling, electrical and lighting facilities and equipment including circuit breakers and exterior lighting attached to the Premises. In addition, Tenant shall, at Tenant's expense, maintain in good order, condition and repair any sidewalks, landscaping (including but not limited to irrigation systems and backflow prevention devices), driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Premises, unless such items are to be maintained by Landlord as an Operating Expense, pursuant to Paragraphs 4.5 and 9.1 above. If Tenant's use of the Premises is limited to normal business hours (8:00 am to 6:00 pm), such agreement shall provide for service at least as often as every ninety (90) days. If Tenant's use extends beyond normal business hours, this service shall be as often as may he required by Landlord.

      (b) All glass in or around the building, both interior and exterior, is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality according to the current local code.

      (c) In the event the Premises is damaged due to an attempted burglary or forcible entry into Premises, Tenant shall be responsible for any ensuing damage to the Premises or that larger building of which Premises is part thereof.

      (d) In the event Tenant fails to perform Tenant's obligations under this
Section 9, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as am reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Permitted Rate from the date of such work until paid. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

      (e) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear and damage by rain, earthquake, act of God or the elements alone excepted. On the last day of the Lease Term or upon the sooner termination of the Lease, Tenant shall, to the reasonable satisfaction of Landlord surrender the Premises in good condition (and free or all Hazardous Materials used, generated or stored by Tenant and its agents, employees and contractors). Tenant further agrees to remove all Tenant's personal property and trade fixtures from the Premises and repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment or furniture, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction. Tenant agrees that all Tenant's personal property and trade fixtures not removed shall be deemed to be abandoned by Tenant and may be removed by Landlord at Tenant's expense. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded in whole or in part on such delay.

      9.3 ALTERATIONS.


      (a) Tenant shall not construct any improvements or additions or otherwise alter, change or improve the Premises without Landlord's prior written approval, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld. Upon review, Landlord shall determine if any of the proposed improvements, additions or alterations will be required to be removed prior to the expiration or sooner termination of the Lease Term and promptly notify Tenant of such determination. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All such approved alterations, or improvements shall be installed by Tenant at Tenant's expense using a licensed contractor first approved by Landlord in compliance with the approved plans and specifications therefor and in strict accordance with all laws. All such construction shall be done in a good and workmanlike manner using new materials of good quality. As a condition to consenting to any leasehold improvement or alteration or change requested by Tenant, the cost of which may exceed Twenty-five Thousand Dollars ($25,000), Landlord shall have the right to require Tenant to post a completion bond in an amount and in a form satisfactory to Landlord. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Building or the roof membrane integrity of the Building. Tenant shall not commence construction of any alterations, additions, or improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, and (iii) Tenant shall have given Landlord at least ten (10) days prior written notice of its intention to commence Such construction. All alterations, additions and improvements constructed by Tenant shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all alterations, additions. or improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof, however, Landlord may, at its option, require Tenant to remove any alterations, additions, or improvements previously identified in accordance with the terms herein, in which case Tenant shall so remove such alterations, additions or improvements prior to the expiration or sooner termination of the Lease Term, repair any damage to the Premises caused by such removal, and restore the Premises to the condition they were in at the commencement of this Lease.

      (b) Alterations Required by Law. If during the term of this Lease, any alteration, addition or change of any sort, whether structural or otherwise to all or any portion of the Premises is required by law (including, but not limited to, alterations required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations prorogated thereunder (collectively the "ADA") because of (i) Tenant's use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant's application for any permit or governmental approval, (iii) Tenant's construction or installation of any leasehold improvements or trade fixtures, (iv) any violation by Tenant of any Law (including any requirement of the ADA), (v) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a "place of public accommodation" under the ADA requirements), or (vi) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (i) any notices alleging any violation of any Law relating to the Premises or Tenant's occupancy or use of the Premises, including any notices alleging violation of the relating ADA to any portion of the Project or the Premises; (ii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Project or the Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Project or the Premises.

10. ENTRY BY LANDLORD

      Landlord and Landlord's agents shall have the right at reasonable times and upon reasonable notice to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises or any portion thereof or to show the Premises to prospective purchasers, tenants or lenders. Landlord may, at any time, place on or about the Premises any ordinary "for sale" signs. Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease place on or about the Premises any ordinary "for lease" signs. Tenant hereby waives claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

11. LIENS

      Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished to or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such liens, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including, without limitation, attorneys' fees and costs, plus an administrative fee equal to ten percent (10%) of all such amounts, shall be payable to Landlord by Tenant on demand with interest at the Permitted Rate-(as defined in Paragraph 20.17 below). Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and material person's liens and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, improvements or additions to the Premises.

12. INDEMNITY

      12.1 INDEMNITY. Tenant agrees to indemnify, protect and defend Landlord and Landlord's Agents and Lenders against and hold Landlord and Landlord's Agents and Lenders harmless from any and all claims, causes of action, judgments, obligations or liabilities and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, attorneys' fees), on account of, or arising out of (i) the operation, condition, maintenance, use or occupancy of the Premises, (ii) any bodily injury, death or property damage occurring in or about the Premises, (iii) any act, omission or neglect of Tenant or its Agents, (iv) any breach or default in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease, or (v) any other cause related to or occurring on the premises. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant's expense by counsel satisfactory to Landlord and Tenant. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Paragraph 12.1 shall survive termination of the Lease with respect to any damage, injury or death occurring or accruing prior to such termination. Notwithstanding the foregoing, Tenant shall not be obligated to defend and indemnify Landlord hereunder to the extent such indemnification claim arises out of the failure of Landlord to fulfill its obligations hereunder or under law.

      12.2 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury and Tenant waives all claims against Landlord to Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building in which the Premises are located, or of the Project. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS, FOR ANY CLAIM CONCERNING PERFORMANCE OR NONPERFORMANCE BY LANDLORD PURSUANT TO OR IN ANY OTHER WAY

RELATED TO THE SUBJECT MATTER OF THIS LEASE, OR FOR DAMAGES FOR ANY CAUSE WHATSOEVER AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT INCLUDING, WITHOUT LIMITATION, NEGLIGENCE. TENANT'S SOLE REMEDY SHALL BE ACTUAL DAMAGES UP TO THE AMOUNT OF THE RENT ATTRIBUTABLE TO THE APPLICABLE PERIOD THAT IS THE SUBJECT OF THE CLAIM.

13. INSURANCE

      13.1 TENANT'S INSURANCE. Tenant shall, at its own expense, maintain in full force and effect during the Lease Term the following insurance:

      (a) Tenant shall maintain a policy or policies of comprehensive general liability insurance, including fire and property damage carried with a company or companies satisfactory to Landlord, which will insure Tenant and Landlord (and such others as am designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property (including but not limited to, Tenants personal property, inventory, trade fixtures and improvements constructed by Tenant within the Premises with coverage for the full actual replacement cost thereof), occurring in or about or resulting from any occurrence in or about, the Premises or use or occupancy of the Premises (and Tenant's operations on the Premises) or arising out of Tenant's or its agents', employees', or representatives' use of the building, Common Areas or Project with combined single limit coverage of not less than two million dollars ($2,000,000.00). Such comprehensive general liability insurance shall define lease of Premises as an insured contract insuring Tenants performance of Tenant's obligation to indemnify Landlord contained in Section 12.1. If Landlord's lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall increase such coverage to such amount as Landlord's lender, insurance advisor or counsel reasonably deems adequate. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord, prior to possession, and at least seven (7) days prior to the expiration of any policy, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (i) names Landlord as additional insured, (ii) shall not be canceled or reduced in coverage without thirty (30) days prior written notice to Landlord, (iii) insures performance of the indemnity set forth in Paragraphs 12.1, above, and 19.5, Wow (including, provided Tenant uses Hazardous Materials pursuant to Paragraph 19 above, without limitation, "Pollution Liability"); (iv) provides coverage which is primary and not contributing with and not in excess of coverage which Landlord may carry; and (v) contains a cross-liability endorsement. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

      (b) Tenant, at its sole cost shall procure and maintain in force during the Lease term, "all-risk" property insurance including vandalism, boiler and machinery, sprinkler damage, and malicious mischief on all leasehold improvements installed in the Premises by Tenant at its expense and all equipment, trade fixtures, inventory fixtures and personal property located on in or about the Premises. Such insurance shall be an amount equal to the full replacement cost of the aggregate of the foregoing.

      (c) The policies required to be maintained by Tenant pursuant to subparagraphs (a) and (b) above shall be with companies, on forms, with deductible amounts (if any) and loss payable clauses satisfactory to Landlord and shall include Landlord and the beneficiary of any deed of trust encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant's neglect.

      13.2 PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, (the Building and all other buildings located in the Project, in the amount of full replacement cost thereof, including protection against those perils included within the classification of "all risk" insurance plus a policy of rental income insurance in the amount of 100% of 12 months rent (including, without limitation, sums payable as Additional Rent) plus, at Landlord's option, flood insurance and earthquake insurance and any other coverages which may be required from time to time by Landlord's Lender. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises, the Building or the project. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, trade fixtures or any modifications, alterations or improvements made or constructed by Tenant to or within the Premises. During the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as defined in Paragraph 4.5(a) above) of the amount of any premium for the insurance maintained by Landlord under this Paragraph 13.2, including, without limitation, any insurance premium due to Lender's requirements or increase in insured value. Tenant shall pay such insurance premiums to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other reasonably satisfactory evidence of the amount due, which shall include the method of calculation of Tenant's share thereof if the insurance covers other improvements than the Premises. If the term of this Lease does not expire concurrently with the expiration of the period covered by the insurance, Tenant's liability for such insurance premium shall be prorated on an annual basis.

      13.3 MUTUAL WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is covered by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 13.3 shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible, or, if any such insurance policy cannot be obtained with such a waiver of subrogation, then the party obtaining such insurance shall notify the other party of that fact and thereon shall be relieved of the obligation to obtain such a waiver of subrogation rights from the insurer with respect to the particular insurance involved.

14. DAMAGE OR DESTRUCTION

      14.1 PARTIAL DAMAGE - INSURED. Subject to the provisions of Paragraphs 12 and 13 above, and if at any time during the term of this Lease there is partial damage to the Premises that is not caused by the fault, or negligence of Tenant, its agents, employees, contractors, or invitees, which is covered under an insurance policy being maintained pursuant to Section 13.2, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If there is a monetary deductible applicable to the aforementioned insurance policy coverage which is required to be paid prior to coverage of such casualty or damage, it shall be the sole responsibility for Tenant to reimburse Landlord for said monetary deductible. Tenant shall reimburse Landlord within thirty (30) days of receipt by Tenant of a copy of the monetary deductible statement. In the event of damage to the Premises or the Building by fire or other causes resulting from fault or negligence of Tenant, its agents, employees, contractors, or invitees, such damage shall be promptly reported to Landlord and shall be repaired by and at expense of Tenant under direction and supervision of Landlord and there shall be no abatement of rent during the period of repair. In such case, Tenant shall indemnify and hold harmless Landlord from and against any damages, injuries, losses, claims, liabilities or causes of action arising out of or relating to the repair or restoration of the Premises or Building.

      14.2 PARTIAL DAMAGE - UNINSURED. In the event the improvements on the Premises are damaged, except by a negligent or willful act or negligent omission of Tenant or any of Tenant's Agents, or from an attempted burglary or forcible entry pursuant to Section 9.2 (c), by any casualty not covered under an insurance policy being maintained pursuant to Section 13.2, then Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect or (b) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease pursuant to this Section 14.2, Tenant shall have the right within ten (10) days of receipt of the required notice to notify Landlord of Tenant's election to repair such damage, at Tenant's sole cost and expense, in which event this Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible (or Landlord may elect, in its sole discretion, to require Tenant to pay to Landlord within ten (10) days following written request therefor, or furnish evidence reasonably satisfactory to Landlord of Tenant's ability to fund that portion of the cost of such repair or restoration which is not covered by insurance proceeds, in which event Landlord shall proceed to make such repairs). If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 13.2 shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the leased Premises, to the extent then allowed by law, to substantially the same condition in which the leased Premises was immediately prior to such damage. Landlord's obligation to restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date. Landlord's obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Tenant to the Premises.

      14.3 TOTAL DESTRUCTION. If the Premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Section 13.2 (including any destruction required by any authorized public authority), this Lease, at Landlord's or Tenant's option, which option must be exercised within ten (10) days of such destruction, may automatically terminate as of the date of such total destruction. If this Lease is not terminated pursuant to this Section within ten (10) days of the date of such destruction, Landlord shall immediately begin the process of reconstructing the Premises and all rent for the Premises shall be abated during the period of reconstruction.

       14.4 DAMAGE NEAR END OF THE TERM. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within sixty (60) days after the date of occurrence of such damage.

       14.5 LANDLORD'S OBLIGATIONS. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage.

      14.6 ABATEMENT OF RENT; TENANT'S REMEDIES.

               (a) If the Premises are partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant's use of the Premises is impaired, provided, however there shall be no abatement of rent if the damage or destruction was caused by the fault, negligence or willful misconduct of Tenant or any of its Agents. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction or restoration.

               (b) If Landlord shall be obligated to repair or restore the Premises under this Section 14 and shall not commence such repair or restoration within sixty (60) days after such obligation shall accrue, Tenant, at Tenant's option, may cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event, the Lease shall terminate as of the date of such notice.

      14.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Section 14, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not therefore been applied by Landlord.

15. CONDEMNATION

      15.1 DEFINITION OF TERMS. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power to eminent domain and includes a voluntary conveyance in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property, (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified.
(3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking, (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or effective date of any order for possession if issued prior to the date title vests in the condemnor, and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

      15.2 RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

      15.3 TOTAL TAKING. In the event of a Total Taking during the term hereof,
(1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and be terminated as of the date of Taking; (2) Landlord shall refund to Tenant any prepaid rent, (3) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking, (4) To the extent the Award is not payable to the beneficiary of any mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant, and (5) the remainder of the Award shall be paid it and be the property of Landlord.

      15.4 PARTIAL TAKING. In the event of a Partial Taking during the term hereof, (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking, (2) from and after the Date of Taking the monthly installment of rent shall be an amount equal to the product obtained by multiplying the monthly installment of rent immediately prior to the Taking by the quotient obtained by dividing the number of square feet of floor area contained in the Premises after the Taking by the number of square feet of floor area contained in the Premises prior to the Taking; (3) To the extent the Award is not payable to the beneficiary of any mortgage affecting the Premises, Tenant shall receive from the Award the portions or the Award attributable to trade fixtures of Tenant, and (4) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking.

16.   ASSIGNMENT & SUBLETTING

      16.1 LANDLORD'S CONSENT REQUIRED. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph
16.3 below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

      Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this lease unless the consent shall so provide.

      If Tenant is a corporation, association, limited liability company, partnership or other legal entity. any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of Tenant, or the sale or other transfer of fifty percent (50%) of the value of the assets of Tenant, shall be deemed a voluntary assignment pursuant to the terms hereof.

      Notwithstanding the foregoing, however, Tenant shall be permitted to assign this Lease or sublet all or any portion of the Premises, at any time upon delivery of written notice thereof to Landlord, to any entity which controls, is controlled by or is under common control with Tenant. No such assignment or subletting shall relieve Tenant of any of its obligations under this Lease. For purposes of this paragraph, "control" means ownership of more than fifty percent (50%) of the voting interest of the applicable entity.

      16.2 TRANSFEREE INFORMATION REQUIRED. If Tenant desires to assign its interest in this Lease or sublet the Premises or any part thereof, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a -Transfer-11. Tenant shall give Landlord at least fifteen (15) business days prior written notice of the proposed Transfer and of the name and legal composition of the proposed-transferee, financial statements and Federal and State income tax returns of the proposed transferee fix the past three (3) years upon availability from such proposed transferee, which shall not be unreasonably withheld by the proposed transferee, the nature of the proposed use of the Premises by the proposed transferee (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), names and addresses of any and all lessors from whom the proposed transferee has leased real property during the past five (5) years, the terms of the proposed Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. Failure to provide such information shall be reasonable grounds for Landlord to withhold consent to the proposed assignment or sublease.

      16.3 LANDLORD'S RIGHTS. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The panics agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer.

      (a) Landlord may consent to the proposed transfer, in which case fifty percent (50%) of any amount received by Tenant on account of such sublease or assignment which is in excess of the amount payable by Tenant hereunder (on a square footage basis), net of any leasing commissions and tenant improvements required to be paid by Tenant on account of such sublease or assignment, shall be payable to Landlord as Additional Rent hereunder.

      (b) Landlord may reasonably withhold its consent to the proposed transfer.

      16.4 CONSENT. As a condition for granting its consent to any subletting or assignment, Landlord may require any or all of the following:

      (a) Tenant shall provide Landlord with adequate evidence that the proposed assignee or sublessee is creditworthy and experienced in the business for which the Premises are let hereunder, that he, she, it or they can satisfy the conditions of this Lease including, but not limited to, the payment of any and all additional costs incurred by Landlord for maintenance and repair as a result of any change in the nature of the occupancy caused by such assignment or sublease.

      (b) The assignment or sublease shall be on the same terms set forth in the Tenant's written notice given to Landlord.

      (c) Tenant, or the proposed assignee or sublessee, agrees to pay to Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, reasonably incurred by Landlord for maintenance and repair as a result of any change in the nature of the occupancy caused by such assignment or subletting.

      (d) The occupancy resulting from such assignment or subletting shall conform with the use restrictions set forth in this Lease, with the proposed use by the new tenant or occupant being subject to the reasonable consent of Landlord;

      (e) No assignment or sublease shall be valid, and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord, containing a copy of this Lease and expressly providing that the assignee or sublessee has expressly assumed all obligations under this Lease, that Tenant and assignee or sublessee are jointly and severally liable for the payment of all sums due under this Lease and the performance and observance of all of the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observances are due, and that Landlord shall have the right to enforce such agreements, covenants, conditions and provisions directly against Tenant and assignee or sublessee and each of them.

      (f) Any further assignment or subletting by such assignee or sublessee shall be and shall remain subject to the terms of this Lease.

      (g) Landlord may cancel any options to extend the term of this Lease.

      (h) Landlord may require Tenant, or the proposed assignee or sublessee, to make such improvements to the Premises as may be required to bring the Premises to the same standard and appearance as the remainder of the Building and/or the Project. Such improvements will be determined in Landlord's reasonable judgment and will be at the expense of Tenant, or the proposed assignee or sublessee.

      16.5 RELEASE OF TENANT. Neither the assignment of this Lease by Tenant, the subletting of the Premises by Tenant nor Landlord's waiver or consent to any assignment or subletting shall release Tenant from any obligations under this lease Landlord, instead of disapproving the transaction, may condition its consent to a transfer to a corporation or limited liability company upon the personal guarantee or this Lease by the directors, shareholders and/or members of any corporate or limited liability company Tenant.

      16.7 PAYMENT OF LANDLORD'S EXPENSES. If Tenant assigns or sublets the Premises, or requests the consent of Landlord for any act that Tenant proposes to (it) including, without limitation, the assignment or subletting of the Premises, then Tenant shall pay Landlord's reasonable attorneys', engineers', architects' and accountants' fees incurred in connection therewith, whether or not such consent is granted. Tenant's payment obligation shall be limited to an aggregate amount of Two Thousand Five Hundred Dollars ($2,500.00) per request.

      17. SUBORDINATION. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").


      17.1 PRIORITY. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.


      17.2 SUBSEQUENT SECURITY INSTRUMENTS. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

      17.3 DOCUMENTS. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires. In connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or difference which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or additional rent paid more than one (1) month in advance of the date due under this Lease, (iv) liable for any defaults on the part of Landlord occurring prior to the time that Lender takes possession of the Premises in connection with enforcement of its Security Instrument, (v) liable for the return of any security deposit unless such deposit has been delivered to Lender, and (vi) bound by any agreement or modification of the Lease made without the prior written consent of the Lender.

      17.4 TENANT'S ATTORNMENT. Tenant shall attorn (1) to any purchase of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

      17.5 NONDISTURBANCE AGREEMENT. Landlord shall use its best efforts to obtain from the existing lienholder of the Premises a Nondisturbance Agreement in a form provided by Tenant. Landlord's sole obligations hereunder is to solicit such lienholder's agreement to the Nondisturbance Agreement, and Landlord's failure to obtain such agreement shall not constitute a default hereunder by Landlord, shall not provide Tenant with any additional rights under this Lease, and shall not result in any liability of any kind to Landlord.

18.   DEFAULT:  REMEDIES

      18.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

      (a) Default in payment when due of any installment of Base Rent, Additional Rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) days after written notice of such default is given to Tenant;

      (b) The abandonment or vacation of the Premises by Tenant (failure to occupy and operate the Premises for thirty (30) consecutive days shall be deemed an abandonment and vacation);

      (c) A failure by Tenant to observe and perform any other provision of the Lease to be observed or performed by Tenant, where such failure shall have continued for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period. Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

      (d) Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property.

      (e) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause (d) above, or;

      (f) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) is not dismissed within forty-five (45) days of filing such case, action or proceeding.

      (g) Levy of a writ of attachment or execution of Tenant's interest under this Lease where such writ continues for a period of ten (10) days;

      (h) an assignment sublease or other transfer of this Lease or Tenant's interest in the Premises or portion thereof contrary to the provisions of
Section 16; or

      (i) execution of an assignment for the benefit of creditors of substantially all assets of Tenant available bylaw for the satisfaction of judgment creditor.

      18.2 REMEDIES. In the event of any such material default or breach by Tenant. Landlord may at anytime thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

      (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective or whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to enter the Premises and to relet the Premises or any party thereof, at such rent and upon such conditions and for such a term as Landlord shall determine, for Tenant's account, and to do all acts necessary to maintain or preserve the Premises as Landlord deem reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, attorneys' fees incurred in negotiating and drafting the documentation related to the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Any such assignment or subletting shall be subject to the provisions of Paragraph 16, above. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the Term of this Lease, may elect to terminate this Lease by virtue of such previous default of Tenant.

      (b) Terminate this Lease by giving Tenant written notice of termination or other lawful means. On the giving of the notice, all of Tenant's rights in the Premises and the Building and Project shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 9.2(c), and Landlord may re-enter and take possession of the Premises and all the remaining improvement or property and eject Tenant or any of Tenant's ???????????, assignees or the person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this
Lease:

          (i) maintenance and preservation of the Premises;

          (ii) efforts to relet the Premises;

          (iii) appointment of a receiver in order to protect Landlord's interest hereunder;

          (iv) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

          (v) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

      (c) In the event this Lease terminated pursuant to Subparagraph 18.2(b) above, or otherwise, Landlord shall be entitled to damages in the following sums:

          (i) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and

         (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease, or which in ordinary course of things would be likely to result therefrom including, without limitation, the following: (A) expenses for cleaning, repairing or restoring the Premises, (B) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise), (C) real estate broker's fees, advertising costs and other expenses of reletting the Premises, (D) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions, (E) expenses in retaking possession of the Premises, (F) attorneys' fees and court costs and (G) any unamortized real estate brokerage commission paid in connection with this Lease.

         (v) The "worth at the time of award" of the amounts referred to in Subparagraphs (i) and (ii) of this paragraph 18.2(c) is computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of award" of the amounts referred to in Subparagraph (iii) of this Paragraph 18.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (21%). The term "rent" as used in this Paragraph 18 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, Base Rent Additional Rent and Operating Expenses.

      18.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default unless and until: (i) if Landlord agrees that Landlord has default under an obligation hereunder. Landlord fails to commence performance within such thirty (30) day period and diligently prosecutes the same to completion; or (ii) if Landlord disagrees in writing to Tenant within such thirty (30) day period with the factual or legal basis of Tenant's claim of default, Landlord fails to commence performance within thirty (30) days after a final settlement or order of a Court of competent jurisdiction finding that Landlord is, in fact, in default, and fails to diligently prosecute the same to completion.

 19.  HAZARDOUS MATERIALS.

      19.1 DEFINITIONS. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or rules, (ii) "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recover Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, Department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof, (iv) the presence of which (in the Premises causes or threatens to cause a nuisance upon the Premises or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of Persons on or about the Premises, (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant, (vi) any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, (vii) any substance which contains polychlorinated biphenyl's (PCBs), asbestos or urea formaldehyde foam insulation, and/or (viii) radon gas.

      19.2 PERMITTED USE. Subject to the compliance by Tenant with the provisions of Paragraphs 19.3, 19.4, 19.5, 19.6, 19.7, 19.8 and 19.9 below.
Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Paragraph 19.11 attached hereto, in the quantities set forth in Paragraph 19.11.

      19.3 HAZARDOUS MATERIALS MANAGEMENT PLAN.

      (a) Prior to Tenant using, handling, transporting, or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Paragraph 19.11), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval which approval shall be in Landlord's sole reasonable discretion. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material,
(dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises, and (gg) any other information which Landlord may request. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease, if Landlord determines in its sole discretion by inspection of the Premises or review of the HMMP or otherwise that the methods in use or described by Tenant are not adequate in Landlord's reasonable opinion to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials on or about the Premises unless and until such methods are approved by Landlord and added to an approved FNMP, Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials in any material respect without submitting an amended HMMP for Landlord's review and approval as provided above.

      (b) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended
HMMP) the amount reasonably determined by Landlord to Cover all Landlord's costs and expenses reasonably incurred or to be incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, of other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such ??? and expenses to Landlord, irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, Of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

      19.4 USE RESTRICTION. Except as specifically allowed in Paragraph 192 above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land of improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Materials results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, or in any surrounding properties, Tenant at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material, or in the event any part of the Project or any surrounding properties are contaminated with Hazardous Materials in each case which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or Its Agent; on or about the Premises, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts Of Omissions of Tenant or its Agents.

      19.5 TENANT INDEMNITY. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property, or otherwise being introduced to, on or about the Premises from a source other than nugration of Hazardous Materials from a neighboring property during the period of time in which Tenant is in possession of the Premises. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called stam federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through or about the Premises.

      19.6 COMPLIANCE. Tenant shall immediately notify Landlord of any inquiry, test, investigation enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Prepacy, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to my Hazardous Material by any applicable governmental authority.

      19.7 ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting If (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material, (ii) if the proposed assignee or subtenant has been required by any prior landlord, leader or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in Connection with the use, generation, discharge, transport, disposal of storage of any Hazardous Material.

      19.8 SURRENDER. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect defend and hold Landlord harmless from and against all damages resulting from Tenant's Wure to surrender the Premises as required by this Paragraph, including without limitation, any actions, claims, losses, liabilities, fees, (including but limited to attorneys' and consultants' fees), fines costs penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by ream of the existence of any Hazardous Material in, on, over, under, through or around the Premises; from a source other than migration of Hazardous Materials from a neighboring property.

      19.9 RIGHT TO APPOINT CONSULTANT. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Law Tenant shall reimburse Landlord for the cost of such investigation if such consultant reasonably determines that Tenant is in breach of this Section 19. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage at disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

      19.10 HOLDING OVER. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have unpermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages, directly or indirectly incurred in connection with such holding over, including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

      19.11 MATERIALS. Tenant shall provide the list of its Hazardous Materials to be legally used during its tenancy in the following section provided below in this Paragraph 19.11, or attach a separate list and so indicate below or indicate "NONE" and initial below to indicate if no Hazardous Materials will be used:

Material:                                                 Quantities:   Storage:
--------                                                  -----------   --------
Propanol                                                  6 Gal         Flammable Storage Cabinet
  Isopropyl Alcohol (67-63-0)
67 PST (R) Pipe Sealant With Teflon (R)                   2 pints       Chemical Cabinet/Shelf
  Cumene Hydroperoxide (80-15-9)
  Saccharin (81-07-2)
235 Water Soluble Soldering Flux                          30 Gal.       Flammable Storage Cabinet
  2-Propanol (67-63-0)
__blebond 8175                                            8 oz.         Chemical Cabinet/Shelf
  Silver (7440-22-4)
ABOVE Floor Finish                                        10 Gal        Chemical Cabinet/Shelf
  Dibutyl phthalate (84-74-2)
Akaline Batteries - No Mercury Formula                    5 lbs.        Shelf/Storage Cabinet
  Zinc (7440-66-6)
  Potassium Hydroxide (1310-58-3)
Anti-Seize Thread Compound 767                            2 lbs.        Shelf/Storage Cabinet
  Copper (7440-50-8)
  Aluminum (7429-90-5)
Assure JM) 425 Instant Adhesive                           8 oz.         Chemical Cabinet/Shelf
  Hydroquinone (123-31-9)
Ball Paint Marker                                         10 oz.        Shelf/Storage Cabinet
  Isopropyl Alcohol (67-63-0)
Biral AS Anti-Seize                                       500 mL        Flammable Storage Cabinet
  Copper, Metal Powder (7440-50-8)
  Potassium Hydroxide (1310-58-3)
Buffer, pH 7.0 Standard Solution                          1 gal         Shelf/Storage Cabinet
  Sodium Phosphate, Dibasic (7558-79-4)
Comet Cleaner With Bleach                                 4 lbs         Shelf/Storage Cabinet
  Sodium Hypochlorite (7681-52-9)
  Sodium Hydroxide (1310-73-2)
D-3001 Acrylic Cove Base Adhesive                         20 oz.        Shelf/Storage Cabinet
  Ethylene Glycol (107-21-1)
Drain Master                                              2 gal         Shelf/Storage Cabinet
  Potassium Hydroxide (1310-58-3)
  Sodium Hydroxide (1310-73-2)
High Temp RTV Silicone Gasket Maker                       13 oz.        Shelf/Storage Cabinet
  Acetic Acid (64-19-7)
_H-1 6-101 -1 Solder Paste                                20 lbs.       Refrigerator/Chemical Cabinet
  Lead (7439-92-1)
Low Strength Threadlocker 222                             8 oz.         Shelf/Storage Cabinet
  Saccharin (81-07-2)
  Cumene Hydroperoxide (80-15-9)
NC-771                                                    1 lb.         Flammable Storage Cabinet
  2-Propanol (67-63-0)
Nitrogen, Refrigerated Liquid                             3,000 gal     Storage Tank (Outside)
  Nitrogen (7727-37-9)
Nokorode(R) Cold Weather Past Flux                        1 pint        Chemical Cabinet
  Zinc Chloride (7646-85-7)
  Ammonium Chloride (12125-02-9)
Output (TM) 7387 Activator                                8 oz.         Flammable Storage Cabinet

   Isopropyl Alcohol (67-63-0)
Printed Wiring Board (PWB)                                 600 lbs        Shelf
   Lead (7439-92-1)
   Copper (7440-50-8)
ProClean Flux Remover                                      1 gal.         Flammable Storage Cabinet
   Isopropyl Alcohol (67-63-0)
   Methanol (67-56-1)
   Ethyl Acetate (141-78-6)
   Methyl Isobutyl Ketone (108-10-1)
Protective Coating (Car)                                   1 qrt.         Chemical Cabinet
   Isopropyl Alcohol (67-63-0)
Protective Coating (Furniture)                             64 oz.         Chemical Cabinet
   Isopropyl Alcohol (67-63-0)
Quick Metal (R) Press Fit Repair                           8 oz.          Chemical Cabinet
   Cumene Hydroperoxicle (80-15-9)
   Methyl Alcohol (67-56-1)
   Maleic Acid (110-16-7)
   Saccharin (81-07-2)
R244L Solder Paste                                         60 lbs         Refrigerator/Chemical Cabinet
   Lead (7439-92-1)
R292-3/D Solder Paste                                      60 lbs         Refrigerator/Chemical Cabinet
   Lead (7439-92-1)
R596L Solder Paste                                         60 lbs         Refrigerator/Chemical Cabinet
   Lead (7439-92-1)
Shiney Bright                                              1 gal          Shelf
    Sodium Hydroxide(1310-73-2)
Sight Savers brand Anti-Fog Liquid Without Silicone        1 qt           Shelf
    Isopropyl Alcohol (67-63-0)
Solder Paste 63/37 RMA390                                  60 lbs         Refrigerator/Chemical Cabinet
    Lead (7439-92-1)
Structural Adhesive 352 UV Curing                          1 pint         Chemical Cabinet
    Acrylic Acid (79-10-7)
    Saccharin (81-07-2)
Super Bonder (R) Thermal Cycling Resistant Adh             2 oz.          Chemical Cabinet
    Phthalic Anhydride (85-44-9)
    Hydroquinone (123-31-9)
Tin/Lead Alloys                                            2,500 lbs.     Shelf
    Lead (7439-92-1)
W/S 629 Solder Paste 63Sn/37Pb                             60 lbs.        Refrigerator/Chemical Cabinet
    Lead(7439-92-1)

      19.12 PROVISIONS SURVIVE TERMINATION. The provisions of this Paragraph 19 shall survive the expiration or termination of this Lease.

      19.13 CONTROLLING PROVISIONS. The provisions of this Paragraph 19 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 19 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 19.

20.   MISCELLANEOUS

      20.1 ESTOPPEL CERTIFICATE.

      (a) Tenant shall at any time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed,
(iii) evidence the status of this Lease as may be required by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises, Building or Project or a purchaser of the same from Landlord, (v) certify that all improvements to be constructed on or in the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (v) certify such other matters relating to the Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Project from Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

      (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance; and, (iv) the improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use.

      (c) If Landlord desires to finance, refinance or sell said Premises, or any part hereof, Tenant hereby agrees to deliver to Landlord, its agent or any prospective purchaser or lender designated by Landlord such Financial statements of Tenant as may be reasonably required by such lender or prospective purchaser. Such statements shall include the past three years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

      20.2 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

      20.3 CAPTIONS; ATTACHMENTS; DEFINED TERMS.

      (a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

      (b) Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

      (c) The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be Joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

      (d) Law. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, Resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both. In effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

      (c) Agent. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors) and invitees (and in the case of Tenant, its subtenants).

      (d) Lender. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

      20.4 ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

      20.5 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      20.6 COSTS OF SUIT.

      (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

         The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse attorneys' fees reasonably incurred in good faith in any such action and in the appeal or enforcement of any judgment rendered in any such action.

      20.7 LANDLORD AS PARTY DEFENDANT. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys fees, incurred by Landlord in or in connection with such litigation. Such indemnity obligation shall survive termination of this Lease.

      20.8 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, Claim, counterclaim, crosscomplaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim or injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

      20.9 TIME. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All rights and remedies of Landlord shall be cumulative and non-exclusive of any other remedy at law or in equity.

      20.10 BINDING EFFECT: CHOICE OF LAW. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and condition. Subject
it) any provisions hereof restricting assignment or subletting any Tenant and subject to Section 18.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

      20.11 WAIVER. No covenant term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same of any other Covenant, term or condition. Acceptance by Landlord of the performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default or any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

      Landlord's failure to enforce against Tenant or any other tenant of the Building or the Project any of the rules or regulations made by Landlord shall not be deemed a waiver of such rules or regulations. No act or thing done by Landlord, its agents or employees during this Lease Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and is signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not serve to terminate this Lease or surrender the Premises. No payment by Tenant, or receipt and acceptance by Landlord, of a lesser amount than the Base Rent, Additional Rent or other amount due shall be deemed to be other than on account of the earliest stipulated rent or additional rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as rent be deemed an accord and satisfaction. The receipt and acceptance by Landlord of any delinquent rent shall not constitute a waiver of any other default; it shall only be a waiver of timely payment for the particular Base Rent, Additional Rent or other payment involved. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent, Additional Rent or other amount due, or pursue any other remedy available to Landlord.

      20.12 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

      20.13 HOLDING OVER.

      (a) Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration or earlier termination of the Lease.
If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then Tenant shall be a tenant at sufferance. If Landlord has consented to such holdover in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions or the Lease shall apply to the month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term, and except that the Base Rent shall be immediately adjusted upward upon the expiration or earlier termination of the Lease to equal one hundred fifty percent (150%) of the Base Rent for the Premises in effect under this Lease on the day immediately prior to the date or the expiration or earlier termination of the Lease. The month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises upon such expiration or earlier termination, then Tenant shall indemnify and hold Landlord harmless against all losses, damages or liability resulting from or arising out of Tenant's failure to surrender the Premises.

      20.14 PAYMENT OF MONEY AFTER TERMINATION. No payment of money by Tenant to Landlord after the termination of the Lease by Landlord or after the giving of any notice of termination to Tenant by Landlord, which Landlord is entitled to give Tenant under the Lease, shall reinstate, continue or extend the Term of the Lease or shall affect any such notice given to Tenant prior to the payment of such money. It is agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under the Lease and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice or in any manner affect any pending suit or judgment obtained.

      20.15 SIGNS AND AUCTIONS.

      (a) Tenant shall not place any sign upon the Premises or conduct any auction thereon without Landlord's prior written consent. All such signs placed on the Premises by Tenant and consented to by Landlord shall comply with all recorded documents affecting the Premises and applicable statutes, ordinances, rules and conditions of governmental agencies having jurisdiction thereof. At Landlord's option, Tenant shall at the expiration or earlier termination of the Lease, remove any sign which it has placed on the Premises and shall at its sole cost, repair any damage caused by the installation or removal of such sign.

      (b) Obtaining permits for Tenant signs as may he required by any governmental agency shall be the responsibility of Tenant.

      20.16 REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

      20.17 INTEREST ON PAST DUE OBLIGATIONS. Any installment of Base Rent or Additional Rent due from Tenant, or any other sum due tinder this Lease from Tenant, which is not received by Landlord when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "Permitted Rate"): (a) twelve percent (12%), or (b) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or (c) the highest rate allowable at law. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

      20.18 RECORDING. Tenant shall not record this Lease without Landlord's prior written consent (which may be given or withheld in Landlord's sole and absolute discretion), and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

      20.19 NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered on the date received if personally delivered to Landlord or Tenant, as the case may be, or if mailed, then forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Lease.

      20.20 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation individually and personally represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, that this Lease is binding upon said corporation in accordance with its terms, and that all information provided to Landlord by Tenant is true, correct and complete in all material respects. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

      20.21 CONSTRUCTION OR LEASE PROVISIONS. Although printed provisions of this Lease were prepared by Landlord, Tenant acknowledges that it has reviewed this lease and has obtained such legal counsel as Tenant has deemed necessary or appropriate to fully explain Tenant's rights, obligations and tax consequences hereunder consequently, the doctrine or rule that ambiguities in an agreement or document are to be construed against the drafting party, shall not be utilized in interpreting this Lease and this Lease shall instead be construed or interpreted in accordance with the general tenor of the language to reach a fair and equitable result.

      20.22 RULES AND REGULATIONS. Landlord shall, in a manner it deems proper in its opinion, establish and enforce reasonable rules and regulations concerning the Common Areas and the parking areas, close any of the Common Areas to whatever extent required, in the opinion of Landlord, to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas, including, without limitation, changes in the location of entrances and exists. Landlord reserves the right to make any reasonable rules affecting the Project throughout the term hereof. All delivery and dispatch of merchandise, supplies, fixtures, equipment and furniture shall be by means and during hours established by Landlord.

      20.23 CONFIDENTIALITY. Tenant hereby agrees not to disclose the terms of this lease (specifically including, without limitation, the rent or rental rate to be paid by Tenant hereunder and/or any tenant improvement allowance to be furnished by Landlord to Tenant) to any existing or prospective tenant of the Building or other third party; provided, however, Tenant may disclose the terms of this Lease to its accountant, bookkeeper or tax advisor or any employee of Tenant who has a need to know such information for a legitimate business purpose, or if Tenant is otherwise required to disclose such confidential information as permitted hereunder of the requirements of this Paragraph and shall require each such person to comply with such confidentiality requirements. In the event Tenant or any person to whom it discloses such confidential information fails in any respect to comply with its obligations under this Paragraph, Tenant shall be liable to Landlord for breach of this Paragraph 20.24 and Landlord may bring an action against Tenant for damages as a result of such breach. In addition, nothing stated herein shall preclude or prohibit Landlord from seeking an injunction to prevent disclosure of such confidential information or an order compelling specific protection of such confidential information. The provisions of this Paragraph 20.24 shall survive the termination of this Lease.

      20.24 BROKERS. Landlord and Tenant each represent that they have not dealt with any broker in connection with this transaction with the exception of Cushman & Wakefield, who has acted as the exclusive agent for Tenant, and Grubb & Ellis, who has acted as the exclusive agent for Landlord. All commissions payable to either of these brokers shall be paid by Landlord. Each party agrees to defend, protect and indemnify and hold the other free and harmless from and against any and all claims, demands, causes of action, liabilities, expenses, and judgments respecting payment of any sales commission, brokerage commission or finder's fee, including attorneys' fees and costs, arising from a breach of the foregoing representation.

      20.25 RIGHT OR FIRST OFFER. Tenant acknowledges that there is currently approximately Four Thousand Four Hundred Seventy-three (4,473) square feet of space in the Building which is owned by Landlord and is currently being leased to another tenant (the "Expansion Space"). In the event the Expansion Space becomes vacant at any time during the term of this Lease, Landlord shall notify Tenant in writing of the vacancy, and Tenant shall have the right to lease such additional space upon such terms and conditions as may be agreed by and between the parties hereto. In the event Tenant fails to notify Landlord in writing of its desire to lease the Expansion Space within thirty (30) days of Landlord notifying Tenant that the space is or is about to become vacant, or in the event Landlord and Tenant fail to agree upon terms and conditions under which the Expansion Space shall be leased within thirty (30) days of the date Tenant notifies Landlord that it desires to lease the Expansion Space, then Landlord shall be free to market and lease the Expansion Space to any person or entity without restriction. In the event the Expansion Space subsequently becomes vacant again, then Tenant shall again have the right of first offer as enumerated herein.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO LEGAL COUNSEL FOR APPROVAL NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD, ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR THE CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

In Witness Whereof, Landlord and Tenant have executed this Lease the date and year first above written.

LANDLORD:                            TENANT:
SOUTH SAN JOSE, LLC.                 MCMS, INC.


By:      /s/  David S. Fece          By:      /s/  Angelo Ninivaggi
Printed: David S. Fece               Printed: Angelo Ninivaggi
Its:     Member                      its:     Vice President, General Counsel
Dated:   2-9-2000                    Dated:   2-7-2000


                                     By:      /s/ Chris Anton
                                     Printed: Chris Anton
                                     Its:     V.P. Finance & CFO
                                     Dated:   2-7-2000

                                     Note: If Tenant is a corporation, the
                                     signatures of two corporate officers is
                                     required, one signature must be one of the following: chairman of the board, president or any vice president and the second signature must be one of the following: secretary, assistant secretary, chief financial officer or any assistant treasurer.

                                   EXHIBIT 'A'
                                    PREMISES

               Sketch of building located at Great Oaks Boulevard

                              Intentionally omitted

                                   EXHIBIT "B"
                                   THE PROJECT




                           Sketch of land and vicinity

                              Intentionally omitted

                                   EXHIBIT "C"
                               WORK OF IMPROVEMENT

Landlord shall provide the general building internal improvements including mechanical systems ("Landlord Improvements"). Personal property and personal improvements for purposes of Tenant's business operations shall not however, constitute Landlord Improvements. Landlord shall pay up to One Hundred Fifty Six Thousand Eighty Dollars ($156,080) for the Landlord Improvements. Any cost in excess of this amount shall be paid by Tenant immediately upon receipt of an invoice therefor from Landlord. Any additional improvements desired by Tenant or required for Tenant's business shall be installed and paid for by Tenant in accordance with the provisions of Section 9.3 of the Lease. Improvements hereunder shall be in accordance with the plans and specifications to be prepared by Landlord and/or Landlord's architect or contractor, which shall be mutually agreed upon by Landlord and Tenant. Landlord Improvements shall be completed by a contractor selected by Landlord to perform construction, with such work being subject to reasonable fees for profit and overhead. Landlord shall not charge a construction supervision fee. Tenant shall have the right to select its own contractor for any specialized tenant improvement, which contractor shall be subject to Landlord's approval, which shall not be unreasonably withheld. Any such specialized tenant improvements shall be at Tenant's sole cost and expense, and the installation thereof shall not delay the Commencement Date.